SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 8, 2006

Date of report (Date of earliest event reported)

Velocity Express Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28452	87-0355929
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North

Bldg. B, Suite 300

Westport, Connecticut 06880

(Address of Principal Executive Offices)

(203) 349-4160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 Material Modification to Rights of Security Holders.

Velocity Express Corporation (the “Company”) entered into a voting, consent, amendment and waiver agreement and a consent, amendment, and waiver agreement (the “Consent Agreements”), effective June 29, 2006, with holders of the Company’s common stock and each of its Series M, N, O, and P Convertible Preferred Stock.

Under the Consent Agreements, the holders of a majority of the Company’s issued and outstanding shares of voting capital stock (common stock and Series M, N, O, and P Convertible Preferred Stock) consented to an amendment to the Company’s Amended and Restated Certificate of Incorporation to adjust the rights and preferences of the Series M, N, O, and P Convertible Preferred Stock in relation to the Company’s designation of Series Q Convertible Preferred Stock, including the superiority of the Series Q Convertible Preferred Stock in right of preference as to dividends and distributions made upon the liquidation of the Company. The amendment to the Company’s Amended and Restated Certificate of Incorporation was not filed with the Secretary of State for the State of Delaware until 20 days after the Company mailed an information statement to its stockholders, in compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended.

Under the Consent Agreements, certain holders of at least 62.5 percent of the outstanding shares of each of the Company’s Series M, N and O Convertible Preferred Stock (i) waived the application of conversion price mechanisms contained in their respective Certificates of Designation of Preferences and Rights that would have resulted in an adjustment of the conversion price of their shares of Series M, N and O Convertible Preferred Stock below $2.10 per share and (ii) established a conversion price of $2.10 per share for their shares.

Under the Consent Agreements, the Company and the holders of a majority of the outstanding shares of the Company’s Series P Convertible Preferred Stock agreed to reduce the Series P Convertible Preferred Stock conversion price to $1.23 per share. The holders of a majority of the outstanding shares of the Company’s Series P Convertible Preferred Stock also waived a contractual right of participation in connection with the Company’s issuance of Series Q Convertible Preferred Stock and consented to amendments of contractual provisions pertaining to participation in future financings and incidental registration rights.

ITEM 5.03 Amendment to Articles of Incorporation.

The Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware on September 8, 2006, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference in response to this Item 5.03. The contents of Item 3.03 above are incorporated herein by reference in their entirety.

ITEM 9.01 Financial Statements and Exhibits.

(d)	See “Index to Exhibits.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 14, 2006	By:	/s/ Edward W. Stone
	Name:	Edward W. Stone
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Certificate of Amendment to Certificate of Incorporation of Velocity Express Corporation.

10.1	Form of Voting, Consent, Amendment and Waiver Agreement (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-28452) filed July 6, 2006).

10.2	Form of Consent, Amendment and Waiver Agreement (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-28452) filed July 6, 2006).